UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2013

Essex Rental Corp.
(Exact name of registrant as specified in charter)

Delaware	000-52459	20-5415048
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1110 Lake Cook Road, Suite 220, Buffalo Grove, Illinois	60089
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 847-215-6500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensator Arrangements of Certain Officers.

(b) On May 31, 2013, Martin A. Kroll, Essex Rental Corp.'s (the "Company" or "Essex") Senior Vice President, Chief Financial Officer and principal financial officer tendered his resignation from the Company to pursue other opportunities. The resignation of Mr. Kroll's role as Senior Vice President is effective June 30, 2013 (the "Separation Date"). The resignation of Mr. Kroll's roles as Chief Financial Officer and principal financial officer were effective on the date of his resignation.

(c) On May 20, 2013, the Board of Directors of Essex Rental Corp. appointed Nicholas Matthews to serve as the Company's Chief Operating Officer. Prior to joining the Company, Mr. Matthews, 40, served as Vice President and Group Executive for Railcar Operations at GATX, a global leader in railcar leasing, where he was responsible for GATX's North American railcar maintenance operations, engineering group, railcar service centers, field service activities and contract shop operations. Prior to GATX, Mr. Matthews held a variety of operational roles at FreightCar America and Trinity Industries.

Under an offer of employment, Mr. Matthews will receive an annual salary of $335,000 and will be eligible for an annual incentive bonus based on EBITDA performance that is payable 60% in cash and 40% in share based compensation. Mr. Matthews' target bonus for the fiscal year ended December 31, 2013 is $130,000, with a guaranteed minimum of $70,000. There is no incentive bonus guarantee for years beyond 2013. The amount of incentive bonus for years beyond 2013 will be determined by the Compensation Committee of the Board of Directors and the Company's President and Chief Executive Officer. Mr. Matthews is entitled to participate in the Company's benefit plans and shareholder approved long-term incentive plans. The offer of employment also provides for the grant of 67,500 restricted shares that will vest one-third annually over a three year period from the date of grant and 100,000 options to purchase shares of the Company's common stock. The options have a contractual life of 10 years from the date of grant and also vest one-third annually over a three year period from the date of grant. The restricted shares and options will be granted by the Compensation Committee of the Board of Directors within 30 days from Mr. Matthews' date of hire. In addition, the Company and Mr. Matthews have entered into a severance agreement (the "Severance Agreement"), which provides that if Mr. Matthews' employment is terminated by the Company without cause (other than by reason of Mr. Matthews' death), by the employee for "good reason", or for disability, assuming Mr. Matthews signs a release in favor of the Company and its affiliates, Mr. Matthews will be entitled to:

•	total payment of accrued by unpaid salary plus accrued but unpaid vacation, plus any bonus in respect of a prior and current year which has been earned buy not yet paid and unreimbursed expenses;

•
in the case of termination by the Company without cause or by Mr. Matthews for good reason, (a) payment of a base salary for twelve months, (b) payment of Mr. Matthews' target bonus in effect for the year of termination, or, if none, the actual bonus paid in the year prior to termination, and (c) health benefits for twelve months;

•	in the case of termination by the Company for disability, to (a) payment of base salary for twelve months and (b) health benefits for twelve months.

Under the Severance Agreement, "cause" means Mr. Matthews:

•
engaged in gross negligence or willful misconduct in connection with or arising out of the performance of his duties and such negligence or misconduct has not been cured (if curable) within a period of thirty days after the Company has given written notice to him;

•
been under the influence of drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) during the performance of his duties;

•
engaged in behavior that would constitute grounds for liability for sexual harassment or, in the reasonable opinion of Essex's Board of Directors, other egregious conduct in violation of laws governing the workplace;

•
been indicted for a criminal offense in connection with an act of fraud, larceny, misappropriation of funds or falsification or manipulation of any records of Essex or embezzlement or any other felony or crimes of moral turpitude; or

•	materially breached his employment agreement and such breach has not been cured within thirty days after written notice thereof has been given to the employee by the Company.

Under the Severance Agreement, "good reason" means:

•	a material breach by Essex of the employment agreement;

•	material reduction in the employee's salary or a change in the bonus program that materially reduces the employee's bonus opportunity;

•	a material diminution in employee's authorities, duties or responsibilities; or

•	relocation of Essex's executive office located in Buffalo Grove, Illinois, of greater than twenty-five miles.

A copy of the Severance Agreement is attached hereto as Exhibit 10.1.

In conjunction with Mr. Kroll's resignation, Kory Glen, 36, formerly the Company's Director of Finance, was appointed Chief Financial Officer of the Company. Prior to joining the Company in 2009, Mr. Glen served as Director of Financial Reporting of Equity Residential, a publicly traded real estate investment trust, where he was responsible for Securities and Exchange Commission financial reporting, Sarbanes-Oxley Act of 2002 compliance and other accounting related responsibilities.

Under an offer of employment, Mr. Glen will receive an annual base salary of $205,000.

(e) In connection with Mr. Kroll's resignation, the Company and Mr. Kroll entered into an employment separation agreement and release (the "Separation Agreement"). Under the Separation Agreement, Mr. Kroll will receive a continuation of his base salary and health benefits for a period of one year subsequent to the Separation Date. In addition, a total of 194,925 previously vested options to purchase shares of the Company's common stock will continue to be exercisable until the 10 year anniversaries of the respective grant dates of the options. Certain vested options and all unvested options will be forfeited and canceled as of the Separation Date. Upon execution of the Separation Agreement, the Employment Agreement, dated as of October 31, 2008, by and between Essex Rental Corp., Essex Crane Rental Corp. and Martin A. Kroll was terminated in its entirety except for certain surviving provisions. The foregoing summary of the Separation Agreement does not purport to describe all of the terms of the Separation Agreement, and is qualified in its entirety by reference to the full text thereof. A copy of the Separation Agreement is attached hereto as Exhibit 10.2.

Item 8.01. Other Events

On June 3, 2013, the Company issued a press release announcing the resignation of Mr. Kroll and the appointments of Mr. Matthews as Chief Operating Officer and Mr. Glen as Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
10.1	Severance Agreement, dated as of May 5, 2013, by and between Essex Rental Corp. and Nicholas Matthews
10.2	Employment Separation Agreement and Release, dated as of May 31, 2013, by and between Essex Rental Corp., Essex Crane Rental Corp. and Martin A. Kroll
99.1	Press Release, dated June 3, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESSEX RENTAL CORP.

Date: June 3, 2013	By:	/s/ Kory M. Glen
Name: Kory M. Glen
Title: Chief Financial Officer